UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2025

REMITLY GLOBAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40822	88-2301143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Union Street, Suite 1000

Seattle, WA 98101

(Address of Principal Executive Offices) (Zip Code)

(888) 736-4859

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RELY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On June 24, 2025, Remitly Global, Inc. (“Remitly Global”) entered into a Credit Agreement (the “Credit Agreement”), among Remitly Global, Remitly, Inc. (“Remitly, Inc.” and, together with Remitly Global, collectively referred to as “Remitly”), the financial institutions party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as issuing bank, administrative agent, and collateral agent (the “Agent”). The Credit Agreement replaced Remitly’s prior five-year $325,000,000 Credit Agreement dated as of September 13, 2021 (as amended, the “Prior Credit Agreement”), among Remitly, the financial institutions party thereto, and the Agent. The Credit Agreement provides for a $550,000,000 secured revolving credit facility (the “Facility”).

Remitly anticipates using the proceeds from the Facility primarily to support prefunding of customer flows within Remitly’s global remittance business and also for general corporate purposes.

The Facility is guaranteed by certain of Remitly Global’s wholly-owned subsidiaries (together with Remitly, the “Loan Parties”) and secured by a first priority lien on substantially all of the Loan Parties’ assets. Interest is based on either (i) the Term SOFR rate, (ii) the Daily Simple SOFR rate, or (iii) the alternate base rate, each as defined and described in the Credit Agreement with respect to the applicable type of borrowing.

The Credit Agreement contains customary representations and warranties as well as customary affirmative and negative covenants and events of default. Negative covenants include, among others, a requirement that the total net leverage ratio (as defined in the Credit Agreement) as of the end of any fiscal quarter is not greater than 4.50 to 1.00.

The description above is a summary and is qualified in its entirety by the Credit Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

In connection with its entry into the Credit Agreement, on June 24, 2025, Remitly terminated the Prior Credit Agreement. No borrowings were outstanding at the termination of the Prior Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Please see Item 1.01 above, which information is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1#	Credit Agreement dated as of June 24, 2025, among Remitly Global, Inc., Remitly, Inc., the financial institutions party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover page interactive data file (embedded with the inline XBRL document)

# Certain identified information has been excluded from this exhibit because the Registrant does not believe it is material and is the type that the Registrant customarily treats as private and confidential. Redacted information is indicated by “[*****]”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remitly Global, Inc.

Date: June 27, 2025	By:	/s/ Vikas Mehta
Vikas Mehta
Chief Financial Officer